UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2024

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4482	11-1806155
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9151 East Panorama Circle,	Centennial,	CO	80112
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 31, 2024, Arrow Electronics, Inc. (the “Company”) issued a press release announcing its third quarter 2024 earnings. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On October 31, 2024, in response to evolving business needs and as part of an initiative to optimize operating expenses, the Company announced a multi-year restructuring plan (the “Operating Expense Efficiency Plan” or “the Plan”). The Plan is designed to improve operational efficiency through the following measures: (i) reorganizing and consolidating certain areas of the Company’s operations to centralize functions and streamline resources, with a focus on more cost-efficient regions; (ii) enhancing warehouse and logistics operations; (iii) investing in information technology to support automation and process improvements; (iv) consolidating the Company’s global real estate footprint; (v) reducing third-party spending; and (vi) winding down certain non-core businesses that are not aligned with the Company’s strategic objectives. Under the Plan, the Company expects to incur pre-tax restructuring charges of approximately $185 million, consisting of approximately $110 million of employee severance and other personnel cash expenditures; approximately $50 million of non-cash asset impairments, accelerated depreciation and inventory write-downs related to the wind-down of certain business operations; and approximately $25 million of other related cash expenditures. The Company expects to substantially complete the Plan by the end of fiscal year 2026, subject to, among other things, local legal and consultation requirements.

The estimate of the charges that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, including local legal requirements in various jurisdictions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements,” as the term is defined under the federal securities laws. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates,” and similar expressions and relate to, among other things, the timing of the Plan and the estimated charges the Company expects to incur in connection with the Plan. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: local legal requirements in various jurisdictions; the incurrence of additional charges not currently contemplated due to unanticipated events that may occur during implementation of the Plan; the Company’s ability to effectively develop and deploy information technology solutions; negative impacts on the Company’s business operations or reputation or its ability to otherwise serve customers; and the Company’s ability to recruit and retain skilled and motivated personnel. For a further discussion of factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as well as in other filings the Company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update publicly or revise any of the forward-looking statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           EXHIBITS

Exhibit Number	Description

99.1	Earnings press release issued by Arrow Electronics, Inc., dated October 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date:	October 31, 2024	By:	/s/ Carine Jean-Claude
		Name:	Carine Jean-Claude
		Title:	Senior Vice President, Chief Legal Officer and Secretary